UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED:  October 1, 2010

ATWOOD OCEANICS, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 1-13167

TEXAS
(State or other jurisdiction of incorporation or organization)

Internal Revenue Service – Employer Identification No. 74-1611874

15835 Park Ten Place Drive, Houston, Texas, 77084
(281) 749-7800
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 1, 2010, Atwood Oceanics Pacific Limited (“AOPL”), a wholly-owned subsidiary of Atwood Oceanics, Inc. (the “Company”), executed turnkey construction agreements with PPL Shipyard PTE LTD (“PPL”) to construct two (2) Pacific Class 400 jack-up drilling units. These new rigs will have a rated water depth of 400 feet, accommodations for 150 personnel and significant offline handling features.  The two (2) rigs are scheduled for delivery September 30 and December 31, 2012, respectively.  The total cost, including project management, drilling and handling tools, spares and capitalized interest, of each high specification rig approximates $190 million, with a down payment at signing and the balance due upon delivery.  Financing for the construction of these two rigs is expected to be provided from a combination of ongoing cash flows of AOPL and debt, as necessary, from AOPL’s current senior credit facilities.  The Company will consider whether any additional debt may be necessary in connection with fleet expansion.

Upon delivery, these rigs will become the twelfth and thirteenth mobile offshore drilling units owned by the Company group.  AOPL and PPL have also arranged option agreements for up to three (3) additional Pacific Class 400 jack-up drilling units which require commitment by AOPL at various times beginning 90 days after the execution of the subject construction contracts and extend to 15 months after the execution of the subject construction contracts. No determination has been made at this time whether any options will be exercised.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On October 1, 2010, the Company’s wholly-owned subsidiary, AOPL, entered into agreements more specifically described in Item 1.01 in this Current Report on Form 8-K, which description is incorporated by reference in this item 2.03.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	EXHIBITS

99.1           Press Release dated October 5, 2010

Statements contained in this report with respect to the future are forward-looking statements.  These statements reflect management’s reasonable judgment with respect to future events.  Forward-looking statements involve risks and uncertainties.  Actual results could differ materially from those anticipated as a result of various factors including the Company’s dependence on the oil and gas industry; the risks involved in the construction of a rig and commencement of operations of the rig following delivery; competition; operating risks; risks involved in foreign operations; risks associated with possible disruption in operations due to terrorism, acts of piracy, embargoes, war or other military operations; and governmental and industry regulations and environmental matters.  A list of additional risk factors can be found in the Company’s annual report on Form 10-K for the year ended September 30, 2009, and the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2010, both filed with the Securities and Exchange Commission.

EXHIBIT INDEX

EXHIBIT NO.                                        DESCRIPTION

99.1	Press Release dated October 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATWOOD OCEANICS, INC
(Registrant)

/s/ Mark L. Mey Mark L. Mey Senior Vice President

DATE: October 5, 2010